Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the LocalEyes Corporation 1999 Stock Option Plan and LocalEyes Corporation Restated 1996 Stock Option Plan of our report dated July 20, 2000, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


McLean, Virginia
September 21, 2000